UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 1, 2006 (January 1, 2006)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 SEVERANCE AGREEMENT STEVEN J. HISLOP
EX-10.2 SEVERANCE AGREEMENT RICHARD D. MAY
EX-99.1 PRESS RELEASE 01/30/06

Item 1.01. Entry into a Material Definitive Agreement
     On January 22, 2006, we entered into a Letter Agreement with Jeff D. Warne in connection with his employment as our President, O’Charley’s Concept.
     Under the terms of our agreement with Mr. Warne, his annual base salary will be $400,000 and he will be eligible to receive an annual incentive bonus for fiscal 2006 based on the satisfaction of certain performance criteria to be established by our Compensation and Human Resources Committee. The target level bonus for Mr. Warne’s position is 70% of his base salary and threshold and superior levels are 35% and 140%, respectively. We have agreed that Mr. Warne’s bonus for 2006 will be guaranteed at the threshold level for the portion of the year worked by him. We have also agreed to provide Mr. Warne with an annual car allowance of $25,000 and he will be eligible to receive all management level employee benefits. In addition, we have agreed, subject to limitations, to pay for or reimburse him for his costs (on an after tax basis) to relocate to the Nashville area and to provide him with an apartment and reimburse weekly travel expenses home through June 1, 2006.
     In connection with his employment, we have also agreed to grant Mr. Warne an aggregate of 20,000 shares of restricted stock that will vest ratably over three years. These restricted stock awards constitute inducement awards under NASDAQ Marketplace Rule 4350.
     We have also agreed to make certain severance payments to Mr. Warne in the event that, within 36 months of the date of employment, his employment is terminated without cause or he terminates employment with good reason. If such a termination occurs, Mr. Warne will be entitled to salary continuation for a period of 12 months, payment of his target level bonus to be paid over a period of 12 months and, subject to limitations, continuation of management level employee benefits for a period of 12 months.
     Finally, we have also agreed with Mr. Warne that, upon a change in control, he will be entitled to certain benefits if he is terminated following such change in control other than for cause or if he terminates employment for good reason. In the event of such termination, Mr. Warne will receive as severance pay an amount equal to the sum of (i) 150% of the average of the aggregate annual salary paid to him by us during the three calendar years preceding the change in control and (ii) 150% of the highest bonus compensation paid to him for any of the three calendar years preceding the change in control.
     Effective as of January 1, 2006, we entered into a Severance Agreement and General Release with Steven J. Hislop. A copy of the Severance Agreement and General Release is attached hereto and incorporated herein by reference as Exhibit 10.1.
     In partial consideration for Mr. Hislop’s agreement to refrain from engaging in certain competing activities until after December 31, 2006, we have agreed to pay him the aggregate sum of $526,518.88, payable at the weekly rate of $7,115.12 commencing on the effective date of the agreement, with a final lump sum payment of $99,611.68 due March 1, 2007. In addition, if Mr. Hislop elects COBRA health insurance coverage, we will pay the premiums for such coverage through December 31, 2006.

     Under the terms of the agreement, we also agreed to extend until March 31, 2006 the time within which he may exercise certain employee stock options held by him (to the extent exercisable on the effective date of the agreement).
     Effective as of January 1, 2006, we entered into a Severance Agreement and General Release with Richard D. May. A copy of the Severance Agreement and General Release is attached hereto and incorporated herein by reference as Exhibit 10.2.
     In partial consideration for Mr. May’s agreement to refrain from engaging in certain competing activities until after December 31, 2006, we will provide him with twelve months of salary continuation at the rate of $3,846.16 per week, plus car allowance at the existing rate, to be paid weekly for the period from the effective date of the agreement to December 31, 2006. In addition, if Mr. May elects COBRA health insurance coverage, we will pay the premiums for such coverage through December 31, 2006.
     Under the terms of the agreement, we also agreed to extend until March 31, 2006 the time within which he may exercise certain employee stock options held by him (to the extent exercisable on the effective date of the agreement).
Item 7.01. Regulation FD Disclosure
     A press release issued by O’Charley’s Inc. on January 30, 2006 relating to the hiring of Jeff D. Warne is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits.

10.1	Severance Agreement and General Release, dated January 1, 2006, by and between Steven J. Hislop and O’Charley’s Inc.

10.2	Severance Agreement and General Release, dated January 1, 2006, by and between Richard D. May and O’Charley’s Inc.

99.1	Press Release dated January 30, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: February 1, 2006

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Severance Agreement and General Release, dated January 1, 2006, by and between Steven J. Hislop and O’Charley’s Inc.

10.2	Severance Agreement and General Release, dated January 1, 2006, by and between Richard D. May and O’Charley’s Inc.

99.1	Press Release dated January 30, 2006

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